Exhibit 3.15(a)

CERTIFICATION OF FORMATION

OF

CBREI FUNDING, L.L.C.

This Certificate of Formation of CBREI Funding, L.L.C. (the “Company”), dated as of December 4, 2001, is being duly executed and filed by the undersigned, as an authorized person on behalf of the persons forming the Company, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code §§ 18-101 et seq.).

1. The name of the limited liability company formed hereby is CBREI Funding, L.L.C.

2. The address of the resident office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808, Suite 400.

3. The name and address of the resident agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808, in the County of New Castle, Suite 400.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on behalf of the persons forming the Company as of the date first above written.

By:	/s/ Howard L. Rosenberg
Name: Howard L. Rosenberg
Title: Authorized Person